Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for the three and six-month period ending June 30, 2020

Oklahoma City, Oklahoma, August 5, 2020 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended June 30, 2020.

Results and highlights during the quarter:
•Produced 23.6 MBoepd for the quarter
•Incurred a net loss of $215.8 million, or $6.06 per share, driven largely by significantly challenged commodity prices, a non-cash ceiling test write down and an impairment charge to the value of the Company's office headquarters, and adjusted net loss of $7.4 million, or $0.21 per share
•Generated Adjusted EBITDA of $8.8 million for the quarter
•Decreased G&A and Adjusted G&A year-over-year by 57% and 58%, respectively, to $4.3 million, or $2.01 per boe, and $3.7 million, or $1.74 per boe
•Decreased LOE year-over-year by 65% to $8.7 million, or $4.04 per boe
•Entered into agreement to sell company headquarters for $35.5 million, which is expected to close in the third quarter of 2020
•Continued streak without a recordable Health, Safety and Environmental ("HS&E") incident for 22 months as of the end of the second quarter

Financial Results
For the quarter, the Company reported a net loss of $215.8 million, or $6.06 per share, and net cash provided by operating activities of $13.5 million. After adjusting for certain items, the Company's adjusted net loss amounted to $7.4 million, or $0.21 per share, operating cash flow totaled $6.1 million and adjusted EBITDA was $8.8 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release.

Operational Results and Activity
Production totaled 2,151 MBoe (24% oil, 32% NGLs and 44% natural gas) for the quarter.

Mid-Continent Assets in Oklahoma and Kansas
Production in the Mississippian totaled 1,786 MBoe (19.6 MBoepd, 14% oil) and 143 MBoe (1.6 MBoepd, 32% oil) in the Northwest STACK during the quarter.

North Park Basin Assets in Colorado
Net production for North Park Basin totaled 222 MBoe (2.4 MBoepd, 100% oil) during the quarter.

Management and Board Update
The Company appointed Carl F. Giesler, Jr. to the position of President and CEO in April 2020 and to the Board of Directors (the "Board") as of July 29, 2020. Further, the Company appointed Salah I. Gamoudi to the position of Chief Financial Officer and Chief Accounting Officer in July 2020. It also announced in April 2020 the separation of employment of Michael A. Johnson from his position as Senior Vice President and Chief Financial Officer and John P. Suter from his position as Executive Vice President and Chief Operating Officer, effective July 2020.

Building Sale
On May 15, 2020, the Company signed an agreement to sell its corporate headquarters in Oklahoma City for $35.5 million. The sale is expected to close in the third quarter of 2020.

2020 Capital Expenditures and Operational Guidance
The Company reaffirms its 2020 capital expenditures and operational guidance previously published on May 18, 2020.

Liquidity and Capital Structure
The Company completed its semi-annual borrowing base redetermination at $75.0 million under its revolving credit facility in April 2020. As of June 30, 2020, the Company's total liquidity was $25.2 million, based on $13.5 million of cash and $11.7 million available under its credit facility. The Company currently has $59.0 million drawn on the facility and $4.3 million in outstanding letters of credit.

Given the anticipated third quarter proceeds from the May 2020 agreement to sell our corporate headquarters for $35.5 million as well as several initiatives expected to optimize free cash flow, including personnel and non-personnel cost reductions and entering into commodity derivative contracts for natural gas, and while we cannot give absolute assurance that our plans will succeed, we have concluded that management’s plans are probable of being achieved to alleviate substantial doubt about our ability to continue as a going concern.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 6, 2020 at 9:00 am CT. The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/8584959 at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Production - Total
Oil (MBbl)	520	984	1,202	1,833
NGL (MBbl)	681	830	1,451	1,706
Natural Gas (MMcf)	5,697	8,476	12,391	17,096
Oil equivalent (MBoe)	2,151	3,227	4,718	6,388
Daily production (MBoed)	23.6	35.5	25.9	35.3

Average price per unit
Realized oil price per barrel - as reported	$22.22	$56.52	$33.45	$53.89
Realized impact of derivatives per barrel	11.25	—	8.27	—
Net realized price per barrel	$33.47	$56.52	$41.72	$53.89

Realized NGL price per barrel - as reported	$2.34	$11.34	$5.19	$13.20
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$2.34	$11.34	$5.19	$13.20

Realized natural gas price per Mcf - as reported	$0.58	$1.20	$0.71	$1.58
Realized impact of derivatives per Mcf	0.11	—	0.06	0.29
Net realized price per Mcf	$0.69	$1.20	$0.77	$1.87

Realized price per Boe - as reported	$7.65	$23.30	$11.99	$23.21
Net realized price per Boe - including impact of derivatives	$10.67	$23.30	$14.24	$24.00

Average cost per Boe
Lease operating	$4.04	$7.77	$5.16	$7.49
Production, ad valorem, and other taxes	$0.86	$1.82	$1.07	$1.72
Depletion (1)	$6.21	$12.22	$8.10	$11.88

Loss per share
Loss per share applicable to common stockholders
Basic	$(6.06)	$(0.38)	$(6.42)	$(0.53)
Diluted	$(6.06)	$(0.38)	$(6.42)	$(0.53)

Adjusted net loss per share available to common stockholders
Basic	$(0.21)	$(0.25)	$(0.42)	$(0.25)
Diluted	$(0.21)	$(0.25)	$(0.42)	$(0.25)

Weighted average number of shares outstanding (in thousands)
Basic	35,611	35,356	35,581	35,339
Diluted	35,611	35,356	35,581	35,339

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three and six months ended June 30, 2020.

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
	(In thousands)	(In thousands)

Drilling, completion and capital workovers	1,005	2,430
Other capital expenditures	(6)	497
Total Capital Expenditures	$999	$2,927
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
The table below sets forth the Company's open derivative contracts as of June 30, 2020 in addition to derivative contracts entered into subsequent to June 30, 2020, under which we will receive a fixed price for the contract and pay a floating market price to the counterparty over a specified period for a contractual volume.

	Notional (MMBtu)	Weighted Average Fixed Price per Unit
Natural Gas Price Swaps: July 2020 - October 2020	4,920,000	$2.14
Natural Gas Price Swaps: November 2020 - December 2020	2,135,000	$2.54
Natural Gas Price Swaps: January 2021 - December 2021	10,950,000	$2.61

Capitalization
The Company’s capital structure as of June 30, 2020 and December 31, 2019 is presented below:

	June 30, 2020	December 31, 2019

	(In thousands)
Cash, cash equivalents and restricted cash	$14,927	$5,968

Credit facility	$59,000	$57,500
Total debt	59,000	57,500

Stockholders’ equity
Common stock	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,060,019	1,059,253
Accumulated deficit	(973,806)	(745,357)
Total SandRidge Energy, Inc. stockholders’ equity	174,769	402,452

Total capitalization	$233,769	$459,952

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Oil, natural gas and NGL	$16,448	$75,196	$56,587	$148,244
Other	207	192	397	380
Total revenues	16,655	75,388	56,984	148,624
Expenses
Lease operating expenses	8,698	25,076	24,340	47,855
Production, ad valorem, and other taxes	1,854	5,877	5,053	10,957
Depreciation and depletion—oil and natural gas	13,348	39,419	38,203	75,884
Depreciation and amortization—other	1,739	2,986	4,373	5,929
Impairment	201,784	—	209,754	—
General and administrative	4,314	10,084	9,797	20,023
Restructuring expenses	444	—	444	—
Employee termination benefits	1,993	4,465	5,247	4,465
(Gain) loss on derivative contracts	(2,241)	—	(12,467)	209
Other operating expense	108	37	385	119
Total expenses	232,041	87,944	285,129	165,441
(Loss) income from operations	(215,386)	(12,556)	(228,145)	(16,817)
Other income (expense)
Interest expense, net	(447)	(702)	(1,084)	(1,287)
Other income (expense), net	58	(26)	134	(457)
Total other expense	(389)	(728)	(950)	(1,744)
Loss before income taxes	(215,775)	(13,284)	(229,095)	(18,561)
Income tax expense (benefit)	4	—	(646)	—
Net loss	$(215,779)	$(13,284)	$(228,449)	$(18,561)
Loss per share
Basic	$(6.06)	$(0.38)	$(6.42)	$(0.53)
Diluted	$(6.06)	$(0.38)	$(6.42)	$(0.53)
Weighted average number of common shares outstanding
Basic	35,611	35,356	35,581	35,339
Diluted	35,611	35,356	35,581	35,339

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$13,473	$4,275
Restricted cash - other	1,454	1,693
Accounts receivable, net	16,608	28,644
Derivative contracts	2,004	114
Prepaid expenses	2,218	3,342
Assets held for sale	35,447	—
Other current assets	80	538
Total current assets	71,284	38,606
Oil and natural gas properties, using full cost method of accounting
Proved	1,489,793	1,484,359
Unproved	22,753	24,603
Less: accumulated depreciation, depletion and impairment	(1,335,830)	(1,129,622)
	176,716	379,340
Other property, plant and equipment, net	106,665	188,603
Other assets	766	1,140
Total assets	$355,431	$607,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$41,996	$64,937
Current maturities of long-term debt	59,000	—
Asset retirement obligation	22,055	22,119
Liabilities held for sale	403	—
Other current liabilities	1,120	1,367
Total current liabilities	124,574	88,423
Long-term debt	—	57,500
Asset retirement obligation	52,879	52,897
Other long-term obligations	3,209	6,417
Total liabilities	180,662	205,237
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 35,865 issued and outstanding at June 30, 2020 and 35,772 issued and outstanding at December 31, 2019	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,060,019	1,059,253
Accumulated deficit	(973,806)	(745,357)
Total stockholders’ equity	174,769	402,452
Total liabilities and stockholders’ equity	$355,431	$607,689

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(228,449)	$(18,561)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	283	(91)
Depreciation, depletion, and amortization	42,576	81,813
Impairment	209,754	—
Debt issuance costs amortization	318	238
Write off of debt issuance costs	—	142
(Gain) loss on derivative contracts	(12,467)	209
Cash received on settlement of derivative contracts	10,577	5,078
Loss (gain) on sale of assets	78	—
Stock-based compensation	749	3,104
Other	68	(57)
Changes in operating assets and liabilities	(10,025)	(9,402)
Net cash provided by operating activities	13,462	62,473
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(6,814)	(123,676)
Acquisition of assets	—	236
Proceeds from sale of assets	1,506	852
Net cash used in investing activities	(5,308)	(122,588)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	39,000	112,596
Repayments of borrowings	(37,500)	(60,596)
Reduction of financing lease liability	(694)	(635)
Debt issuance costs	—	(901)
Cash paid for tax withholdings on vested stock awards	(1)	(205)
Net cash provided by financing activities	805	50,259
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	8,959	(9,856)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	5,968	19,645
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$14,927	$9,789
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(812)	$(949)
Cash received for income taxes	$616	$—
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$704	$17,224
Right-of-use assets obtained in exchange for financing lease obligations	$67	$2,655

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Net cash (used in) provided by operating activities	$(4,641)	$30,903	$13,462	$62,473
Changes in operating assets and liabilities	10,711	404	10,025	9,402
Operating cash flow	$6,070	$31,307	$23,487	$71,875

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net loss before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Net loss	$(215,779)	$(13,284)	$(228,449)	$(18,561)

Adjusted for
Income tax (benefit) expense	4	—	(646)	—
Interest expense	449	737	1,093	1,349
Depreciation and amortization - other	1,739	2,986	4,373	5,929
Depreciation and depletion - oil and natural gas	13,348	39,419	38,203	75,884
EBITDA	(200,239)	29,858	(185,426)	64,601

Asset impairment	201,784	—	209,754	—
Stock-based compensation (1)	581	1,149	710	2,145
(Gain) loss on derivative contracts	(2,241)	—	(12,467)	209
Cash received upon settlement of derivative contracts	6,490	—	10,577	5,078
Employee termination benefits	1,993	4,465	5,247	4,465
Restructuring expenses	444	—	444	—
Other	(44)	(26)	62	(117)

Adjusted EBITDA	$8,768	$35,446	$28,901	$76,381
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

	(In thousands)
Net cash (used in) provided by operating activities	$(4,641)	$30,903	$13,462	$62,473
Changes in operating assets and liabilities	10,711	404	10,025	9,402
Interest expense	449	737	1,093	1,349
Employee termination benefits (1)	1,993	3,486	5,247	3,486
Income tax (benefit) expense	4	—	(646)	—
Other	252	(84)	(280)	(329)

Adjusted EBITDA	$8,768	$35,446	$28,901	$76,381

1.Excludes associated stock-based compensation.

Reconciliation of Net Loss Available to Common Stockholders to Adjusted Net Loss Available to Common Stockholders
The Company defines adjusted net loss as net loss excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net loss as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net loss is not a measure of financial performance under GAAP and should not be considered a substitute for net loss available to common stockholders.

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net loss available to common stockholders	$(215,779)	$(6.06)	$(13,284)	$(0.38)
Asset impairment	201,784	5.67	—	—
(Gain) loss on derivative contracts	(2,241)	(0.06)	—	—
Cash received upon settlement of derivative contracts	6,490	0.18	—	—
Employee termination benefits	1,993	0.06	4,465	0.13
Restructuring expenses	444	0.01	—	—
Other	(42)	—	10	—
Adjusted net loss available to common stockholders	$(7,351)	$(0.21)	$(8,809)	$(0.25)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,611	35,611	35,356	35,356
Total adjusted net loss per share	$(0.21)	$(0.21)	$(0.25)	$(0.25)

	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net loss available to common stockholders	$(228,449)	$(6.42)	$(18,561)	$(0.53)
Asset impairment	209,754	5.90	—	—
(Gain) loss on derivative contracts	(12,467)	(0.35)	209	0.01
Cash received upon settlement of derivative contracts	10,577	0.30	5,078	0.14
Employee termination benefits	5,247	0.15	4,465	0.13
Restructuring expenses	444	0.01	—	—
Other	71	—	(54)	—
Adjusted net loss available to common stockholders	$(14,823)	$(0.42)	$(8,863)	$(0.25)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,581	35,581	35,339	35,339
Total adjusted net loss per share	$(0.42)	$(0.42)	$(0.25)	$(0.25)

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$4,314	$2.01	$10,084	$3.13
Stock-based compensation (1)	(581)	(0.27)	(1,149)	(0.36)
Adjusted G&A	$3,733	$1.74	$8,935	$2.77

	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$9,797	$2.08	$20,023	$3.13
Stock-based compensation (1)	(709)	(0.15)	(2,145)	(0.33)
Adjusted G&A	$9,088	$1.93	$17,878	$2.80
1.Excludes non-cash stock-based compensation included in employee termination benefits.

For further information, please contact:
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
investors@sandridgeenergy.com

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Revised 2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas and the North Park Basin in Colorado. Further information can be found at www.sandridgeenergy.com.